EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of  Western Asset Mortgage Defined Opportunity Fund Inc. (the “Registrant”), each certify to the best of his knowledge that:

1.                          The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                          The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Western Asset Mortgage Defined	Western Asset Mortgage Defined
Opportunity Fund Inc.	Opportunity Fund Inc.

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: August 31, 2010	Date: August 31, 2010

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.